UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

_____________________

NSTS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of or Other Jurisdiction of Incorporation or Organization)	87-2522769 (I.R.S. Employer Identification Number)

700 S. Lewis Avenue Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Common Stock, $0.01 par value per share	The Nasdaq Stock Market LLC
(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-259483

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered by NSTS Bancorp, Inc. (the “Registrant”), reference is made to the sections captioned “Description of Capital Stock of NSTS Bancorp, Inc. Following the Conversion,” “Our Dividend Policy,” and “Market for the Common Stock” in the prospectus contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-259483), initially filed on October 18, 2021, and subsequently amended (the “Form S-1”), which sections are hereby incorporated by reference.

For a description of the provisions of the Registrant’s Certificate of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to the sections captioned “Restrictions on Acquisition of NSTS Bancorp, Inc.” and “Description of Capital Stock of NSTS Bancorp, Inc. Following the Conversion” in the prospectus contained in the Form S-1, which sections are incorporated herein by reference.

Item 2. Exhibits.

1.	Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Form S‑1).

2.	Bylaws of Registrant (incorporated by reference to Exhibit 3.2 of the Form S-1).

3.	Form of Common Stock Certificate of Registrant (incorporated by reference to Exhibit 4.1 of the Form S‑1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 14, 2022	NSTS BANCORP, INC.

	By:	/s/ Stephen G. Lear
Stephen G. Lear
President and Chief Executive Officer